UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

October 9, 2023

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

112 NE 41st Street, Suite 106

Miami, FL 33137

Address of principal executive offices

212-739-7700

Telephone number, including area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement

As previously reported on our Current Report on Form 8-K filed on February 21, 2023, Gaucho Group Holdings, Inc. (the “Company,” “we,” “us” or “our”), and an institutional investor (the “Holder”) entered into that certain Securities Purchase Agreement, dated as of February 21, 2023 (the “Securities Purchase Agreement”) and the Company issued to the Holder a senior secured convertible note (the “Note”) and warrant to purchase 3,377,099 shares of common stock of the Company (the “Warrant” and together with the Securities Purchase Agreement and the Note, the “Note Documents”). For the full description of the Note Documents, please refer to our Current Report on Form 8-K and the exhibits attached thereto as filed with the SEC on February 21, 2023.

On August 11, 2023, the Company and the Holder entered into an agreement to, among other things, waive certain provisions of the Note (the “Letter Agreement”). For the full description of the Letter Agreement, please refer to our Current Report on Form 8-K and the exhibits attached thereto as filed with the SEC on August 11, 2023.

On October 5, 2023, the Company and the Holder entered into the First Amendment to Senior Secured Convertible Note (the “First Amendment”) which amends the Note and lowers the Floor Price from $2.70 to $0.40.

On October 9, 2023, the Company and the Holder entered into the Second Amendment to Senior Secured Convertible Note (the “Second Amendment”) which amends the Note and reiterates that the issuance of shares pursuant to the Note, Note Documents, First Amendment and Second Amendment are subject to compliance with Nasdaq Rule 5635.

All terms not defined herein shall refer to the defined terms in the Note Documents.

The foregoing description of the Second Amendment is a summary only, does not purport to be complete and is qualified in its entirety by the full text of the document, a copy of which is attached as Exhibit 10.1, and incorporated herein by reference.

The representations, warranties and covenants contained in the agreements described in Item 1.01 of this Current Report on Form 8-K are not intended to be a source of factual, business or operational information about the Company; were made only for purposes of such agreements and as of specific dates; were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Second Amendment is incorporated by reference into Item 3.02 of this Current Report on Form 8-K.

The shares of common stock that have been and may be issued under the Note Documents, the Letter Agreement, the First Amendment, and the Second Amendment are being offered and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D thereunder. The Company filed a Form D with the SEC on or about March 3, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Second Amendment to Senior Secured Convertible Note, dated as of October 9, 2023, by and among Gaucho Group Holdings, Inc. and the holder listed therein
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 10th day of October 2023.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO